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INDEPENDENT AUDITORS' CONSENT

MERRILL LYNCH LATIN AMERICA FUND, INC.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 33-41622 of our report dated January 8, 1999 appearing in the annual report to shareholders of Merrill Lynch Latin America Fund, Inc. for the year ended November 30, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
January 29, 1999